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                                                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                    Ernst & Young LLP


Toledo, Ohio
March 6, 1998